Giphy, Inc. Consolidated Financial Statements Years ended December 31, 2022 and 2021 With Report of Independent Auditors

Giphy, Inc. Index to Consolidated Financial Statements Report of Independent Auditors 3-4 Consolidated Financial Statements Consolidated Balance Sheets 5 Consolidated Statements of Operations 6 Consolidated Statements of Changes in Stockholder’s Equity 7 Consolidated Statements of Cash Flows 8 Notes to Consolidated Financial Statements 9-18

A member firm of Ernst & Young Global Limited 3 Ernst & Young LLP Suite 700 520 S. El Camino Real San Mateo, CA 94402 Tel: +1 650 802 4500 ey.com Report of Independent Auditors Opinion We have audited the consolidated financial statements of Giphy, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Substantial Doubt About the Company’s Ability to Continue as a Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

A member firm of Ernst & Young Global Limited 4 In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. August 24, 2023

Giphy, Inc. Consolidated Balance Sheets (in thousands) 5 December 31, 2022 2021 Assets Current assets: Cash and cash equivalents $ 8,944 $ 5,533 Prepaid expenses and other current assets 1,607 1,392 Total current assets 10,551 6,925 Non-current assets: Operating lease right-of-use assets 2,541 4,925 Restricted cash 1,647 1,826 Property and equipment, net 138 144 Other non-current assets - 50 Total non-current assets 4,326 6,945 Total assets $ 14,877 $ 13,870 Liabilities and stockholder’s equity Current liabilities: Accounts payable $ 3,113 $ 1,327 Accrued expenses 1,073 1,063 Operating lease liabilities, current 1,230 2,310 Accrued compensation and benefits 7,435 5,733 Total current liabilities 12,851 10,433 Non-current liabilities: Operating lease liabilities, non-current 1,380 2,628 Total non-current liabilities 1,380 2,628 Total liabilities 14,231 13,061 Stockholder’s equity Additional paid-in capital 405,673 311,463 Accumulated deficit (405,027) (310,654) Total stockholder’s equity 646 809 Total liabilities and stockholder’s equity $ 14,877 $ 13,870 See accompanying notes to consolidated financial statements.

Giphy, Inc. Consolidated Statements of Operations (in thousands) 6 Year ended December 31, 2022 2021 Costs and expenses: General and administrative $ 22,263 $ 22,024 Marketing and sales 20,462 17,910 Research and development 51,587 49,221 Total costs and expenses 94,312 89,155 Loss from operations (94,312) (89,155) Interest expense 10 9 Other expense 50 - Loss from operations before provision for income taxes (94,372) (89,164) Provision / (benefit) from income taxes 1 1 Net loss $ (94,373) $ (89,165) See accompanying notes to consolidated financial statements.

Giphy, Inc. Consolidated Statements of Changes in Stockholder’s Equity (in thousands) 7 Additional Paid-in Capital Accumulated Deficit Total Stockholder’s Equity December 31, 2020 $ 223,044 $ (221,489) $ 1,556 Share-based compensation 30,797 - 30,797 Contribution from parent 57,622 - 57,621 Net loss - (89,165) (89,165) December 31, 2021 $ 311,463 $ (310,654) $ 809 Share-based compensation 34,476 - 34,476 Contribution from parent 59,734 - 59,734 Net loss - (94,373) (94,373) December 31, 2022 $ 405,673 $ (405,027) $ 646 See accompanying notes to consolidated financial statement

Giphy, Inc. Consolidated Statements of Cash Flows (in thousands) 8 Year Ended December 31, 2022 Year Ended December 31, 2021 Cash flows from operating activities Net loss $ (94,373) $ (89,165) Adjustments to reconcile net loss to net cash used by operating activities: Share-based compensation 34,476 30,797 Amortization of lease right-of-use assets 2,385 2,198 Depreciation and amortization 129 213 Impairment of investment 50 - Changes in assets and liabilities: Operating lease liabilities (2,328) (2,195) Accrued expenses and accrued compensation and benefits 1,980 1,319 Accounts payable 1,785 (27) Prepaid expenses and other current assets (215) (247) Accounts receivable - 80 Net cash used in operating activities (56,111) (57,027) Cash flows from investing activities Purchases of property and equipment (123) (48) Net cash used in investing activities (123) (48) Cash flows from financing activities Contribution from parent 59,466 57,824 Net cash provided by financing activities 59,466 57,824 Net increase in cash, cash equivalents, and restricted cash 3,232 749 Cash & cash equivalents, beginning of period 7,359 6,610 Cash & cash equivalents, end of period $ 10,591 $ 7,359 Reconciliation of cash, cash equivalents, and restricted Cash and cash equivalents $ 8,944 $ 5,533 Restricted cash 1,647 1,826 Total cash, cash equivalents, and restricted cash $ 10,591 $ 7,359 See accompanying notes to consolidated financial statements.

Giphy, Inc. Notes to Consolidated Financial Statements 9 1. Description of Business Giphy, Inc. and its subsidiary (collectively, “Giphy”, or the “Company”), are headquartered in New York City, New York. The Company is a Delaware corporation which was established on February 5, 2013 and is a wholly-owned subsidiary of Meta Platforms, Inc. (“Meta”, or “Parent”). Giphy was acquired by Meta on May 15, 2020 (“Meta Acquisition Date”). Giphy is the parent company of Giphy Arts, LLC (“Giphy Arts”). Giphy designs and develops application software, and also operates a search engine that enables users to search, share, and discover animated graphics interchange formats (“GIFs”) on the Internet. Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below. Liquidity The Company has sustained operating losses since its inception in 2013. During the years ended December 31, 2022 and 2021, the Company sustained a net loss of $94.4 million and $89.2 million, respectively and incurred negative operating cash flows of approximately $(56.1) million and $(57.0) million, respectively. At December 31, 2022 and 2021, the Company had $8.9 million and $5.5 million, respectively, of cash and cash equivalents. Since the Meta Acquisition Date, Giphy did not have an ongoing source of external revenue. Meta has funded the operations of the Company through monthly capital contributions, payment of employee salaries by the Parent’s centralized payroll function, and payment of office security and business insurance expenses. Going Concern Giphy ceased to generate external revenues in July 2020 after it was acquired by Meta. Beginning on the Meta Acquisition Date, Giphy relied on Meta as its primary source of financing and liquidity. Additionally, Meta provided $27.0 million and $24.9 million of cash contribution to fund Giphy’s costs and expenses for the year ended December 31, 2022 and 2021, respectively. This funding is accounted for as a capital contribution on the consolidated balance sheets. Without funding from Meta, the Company’s existing cash and cash equivalents will not be sufficient to meet Giphy’s operating and liquidity needs for any meaningful period of time. Given the Company’s inability to sustain its operations on a standalone basis, and the history of losses and negative cash flows, management has concluded that substantial doubt exists regarding the Company’s ability to continue as a going concern for 12 months from the date of issuance of these financial statements. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the classification of liabilities that may result should the Company be unable to continue as a going concern. 2. Basis of Presentation The accompanying consolidated financial statements have been prepared and presented on a carve-out basis from Meta’s historical accounting records. The consolidated financial statements have been prepared using a legal entity approach and in accordance with accounting principles generally accepted in the United States (“GAAP”). All costs as well as assets and liabilities directly associated with the business activities of Giphy are included in the accompanying consolidated financial statements. The consolidated financial statements also include

Giphy, Inc. Notes to Consolidated Financial Statements 10 certain allocated expenses from Meta for corporate and shared services. The Giphy related costs that were recorded at Parent entity level primarily include share-based compensation, payroll and other benefit expenses, bonuses, contingent worker expense, and limited compliance costs. The allocations have been determined based on specific identification of costs associated with Giphy, pro-rata allocation based on headcount, or other systematic measures. The impact of these allocated costs on the consolidated statement of operations was to increase costs and expenses by $68.9 million and $65.2 million for the years ended December 31, 2022 and 2021, respectively. Giphy believes the assumptions underlying the accompanying consolidated financial statements, including the assumptions related to allocated expenses, reasonably reflect the utilization of services provided to, or the benefit received by Giphy during the periods presented. However, the consolidated financial statements may not include all of the actual expenses that would have been incurred by Giphy and may not reflect results of operations, financial position, and cash flows had Giphy operated as a stand-alone company during the periods presented. Actual costs that would have been incurred if Giphy had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure. Giphy is subject to taxation in the U.S. federal and state jurisdictions and is included in Meta’s combined U.S. and state and local tax returns, where applicable. The income tax provision included in these financial statements was calculated using the separate return basis, as if Giphy filed separate tax returns. The calculation of income taxes on a hypothetical separate return basis requires judgment and use of both estimates and allocations. Accordingly, the tax treatment of certain items reflected in the financial statements of Giphy may not be reflected in the consolidated financial statements and tax returns of Parent, such as net operating losses and valuation allowances. All contributions from Meta since the Meta Acquisition Date have been accounted for as capital contributions. The balances between Giphy and Meta are not intended to be cash settled and are reflected as adjustments within Meta’s additional paid-in capital on the consolidated balance sheets. 3. Significant Accounting Policies Principles of Consolidation The consolidated financial statements include the accounts of Giphy, Inc. and its wholly-owned subsidiary, Giphy Arts, LLC. All intercompany balances and transactions have been eliminated in consolidation. Use of Estimates Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the consolidated financial statements and accompanying notes. These estimates form the basis for judgments Giphy makes about the carrying values of Giphy's assets and liabilities, which are not readily apparent from other sources. Giphy bases its estimates and judgments on historical information and on various other assumptions that it believes are reasonable under the circumstances. GAAP requires companies to make estimates and judgments in several areas, including, but not limited to, those related to the allocation of expenses to the carve-out business, income taxes, Right-of-Use (“ROU”) assets and liabilities, regulatory matters, valuation of long-lived assets, and their associated estimated useful lives. These estimates are based on management's knowledge about current events and expectations about actions Giphy may undertake in the future. Actual results could differ materially from those estimates. Related Party Transactions Giphy entered into several intercompany arrangements. The arrangements include a monthly cash contribution from Parent, payment of employee salaries and share-based compensation by Parent’s centralized payroll function, and payment of office security and business insurance expenses. All activities

Giphy, Inc. Notes to Consolidated Financial Statements 11 between Giphy and Parent, including expenses Giphy has incurred, and any payables due to related parties under these agreements, are considered related party transactions. As a result of these related party transactions, the accompanying consolidated financial statements may not reflect the financial position, results of operations, or cash flows that would have been achieved had Giphy operated independently from Giphy’s immediate or ultimate Parent. Cash and Cash Equivalents Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less. Restricted Cash Restricted cash consists of amounts held at a financial institution to secure a letter of credit, and cash held as a security deposit, both of which are used as security for a long-term lease (see Note 7). As of both December 31, 2022 and 2021, Giphy had a letter of credit in the amount of $1,561 thousand included in non-current assets. As of December 31, 2022 and 2021, Giphy had cash held as a security deposit totaling $86 thousand and $265 thousand, respectively, included in non-current assets. Concentration of Credit Risk Financial instruments owned by Giphy that are potentially subject to concentrations of credit risk consist primarily of cash and restricted cash. Cash consists of cash on deposit with banks. Cash on deposit with financial institutions may, at times, exceed federally insured limits. Significant adverse events in these financial institutions could adversely affect Giphy’s liquidity. See Note 1 for additional information related to Giphy’s liquidity. Research and Development Costs incurred for research and product development, which consist primarily of salaries, payroll tax and benefits, including share-based compensation, and subcontractor costs, are expensed as incurred. General and Administrative Expenses General and administrative expenses consist of legal-related costs and other professional services, and salaries, benefits, and share-based compensation for Giphy employees. Marketing and Sales Expenses Marketing and sales expenses consist of salaries, benefits, and share-based compensation for Giphy employees and subcontractors engaged in marketing and brand partnership functions. Share-based Compensation Giphy employees participate in the equity incentive plans of Meta and have been issued restricted stock units (RSUs) in Meta. Giphy accounts for employee share-based compensation plans under the fair value recognition and measurement provisions of GAAP. Those provisions require all share-based payments to employees, including grants of RSUs, to be measured based on the grant-date fair value of the awards, with the resulting expense recognized in Giphy’s accompanying consolidated statements of operations on a straight-line basis over the period during which the employee is required to perform service in exchange for the award. See Note 8 for additional information related to share-based compensation.

Giphy, Inc. Notes to Consolidated Financial Statements 12 Leases Giphy has operating leases consisting of office space. The Company determines if an arrangement is a lease at inception. Most of the Company’s leases contain lease and non-lease components. Non-lease components include fixed payments for maintenance, utilities, and real estate taxes. Giphy combines fixed lease and non-lease components and accounts for them as a single lease component for all classes of underlying assets. The Company’s lease agreements may contain variable costs such as contingent rent escalations, common area maintenance, insurance, real estate taxes, or other costs. Such variable lease costs are expensed as incurred on the consolidated statements of operations. Giphy does not record leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets and recognizes lease expense for these leases on a straight-line basis. For leases with a lease term greater than 12 months, ROU assets and lease liabilities are recognized on the consolidated balance sheets at the commencement date based on the present value of the remaining fixed lease payments and includes only payments that are fixed and determinable at the time of commencement. Giphy’s lease terms may include options to extend or terminate the lease when it is reasonably certain that Giphy will exercise such options. When determining the probability of exercising such options, the Company considers contract-based, asset-based, and market-based factors. The Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments if the rate implicit in the lease is not readily determinable. The incremental borrowing rate is an estimate of the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current on Giphy’s consolidated balance sheets. Operating lease costs are recognized on a straight-line basis over the lease terms. Fair Value ASC Topic 280, Fair Value Measurements (“ASC 280”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy consists of three broad levels and gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lower priority to unobservable inputs (level 3 measurements). The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Prepaid expenses, accounts payable, and accrued expenses are financial assets and liabilities, respectively, with carrying values that approximate fair value, because of the short maturity of these instruments. Income Taxes Valuation allowances are recognized to reduce deferred tax assets to the amount that will more likely than not be realized. In assessing the need for a valuation allowance, management considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies and actions. Management has considered available evidence and concluded that due to cumulative losses it is more likely than not that the U.S. deferred tax assets will not be realizable.

Giphy, Inc.
Notes to Consolidated Financial Statements

The Company recognizes tax benefits from uncertain tax positions only if it believes that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Giphy currently has unrecognized tax benefits with respect to federal R&D tax credit carryforwards, which are presented in the financial statements as reduction to the underlying deferred tax asset. The Company has not accrued for any interest or penalties associated with unrecognized tax benefits in the 2022 or 2021 financial statements.

4. Other Financial Statement Line Items

The components of accrued expenses are outlined in the table below (in thousands):

	December 31, 2022	December 31, 2021
Deferred rent	$ 59	$ 117
Hosting	491	419
Professional Services	62	44
Other	461	483
Total accrued expenses	$ 1,073	$ 1,063

The components of accrued compensation and benefits are outlined in the table below (in thousands):

	December 31, 2022	December 31, 2021
Payroll liabilities	$ 3,734	$ 3,005
Performance bonus liabilities	2,981	2,262
Retention bonus liabilities	720	466
Accrued compensation and benefits	$ 7,435	$ 5,733

5. Related Party Transactions

Related Party Transactions

Our related party agreements consist of the following:

Service agreement with Meta

Effective March 9, 2015, Giphy entered into a services agreement with Meta, under which the Company provides Meta access to Giphy GIF content from the Company's app directly.

Effective June 8, 2017, Giphy entered into a Professional Services Agreement with Meta, under which the Company develops 20 custom GIFS that feature some of the internet's most recognizable faces. Each GIF functions both as a unique piece of net art and a shareable morsel of human expression for internet users everywhere.

Effective August 21, 2018, Giphy entered into a Materials Release Agreement with Meta, under which the Company granted to Meta a license to use, reproduce, distribute, publicly perform and display the GIPHY Materials.

There were no transactions under either of these agreements during the years ended December 31, 2022 and 2021. Meta pays the salary expense and share-based compensation for Giphy employees as part of its centralized payroll function. Additionally, Meta provided $27.0 million and $24.9 million of cash

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Giphy, Inc. Notes to Consolidated Financial Statements 14 contribution to fund Giphy’s costs and expenses for the year ended December 31, 2022 and 2021, respectively. 6. Property and Equipment, Net Property and equipment are depreciated and stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property and equipment, net consisted of the following as of December 31: 2022 2021 Office Furniture $ 582 $ 530 Computers and Equipment 1,220 1,149 Leasehold Improvements 3,675 3,675 5,477 5,354 Less: Accumulated Depreciation (5,339) (5,210) $ 138 $ 144 Depreciation expense was $129 thousand and $213 thousand for the years ended December 31, 2022 and 2021, respectively, which is included in general and administrative expenses. 7. Lease Obligations Giphy has entered into various non-cancelable operating lease agreements for the Company’s offices. Giphy’s leases have original lease periods expiring between 2024 and 2025. All leases include the option to renew. The Company does not assume renewals in Giphy's determination of the lease term unless the renewals are deemed to be reasonably assured. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Supplemental balance sheet information related to leases is as follows: December 31, 2022 December 31, 2021 Weighted-average remaining lease term: Operating leases 2.2 2.7 Weighted-average discount rate: Operating leases 11.8% 15.4% The following is a schedule, by years, of maturities of lease liabilities as of December 31, 2022 (in thousands): Operating Leases 2023 1,497 2024 811 2025 757 Thereafter - Total undiscounted cash flows 3,065 Less: Imputed interest (455) Present value of lease liabilities 2,610

Giphy, Inc. Notes to Consolidated Financial Statements 15 Lease liabilities, current 1,230 Lease liabilities, non-current 1,380 Present value of lease liabilities 2,610 The components of lease costs are as follows (in thousands): 2022 2021 Operating lease cost $ 2,561 $ 2,530 Variable lease cost, net 163 158 Short-term lease cost 60 60 $ 2,784 $ 2,748 8. Stockholder’s Equity Common Stock As of both December 31, 2022 and 2021, the authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $0.0001. Each share of common stock is entitled to one vote. As of both December 31, 2022 and 2021, there were 1,000,000 shares of common stock issued and outstanding. Share-Based Compensation Plan Meta maintains an equity incentive awards plan under which Meta may issue, among other awards, incentive and non-statutory stock options, restricted stock awards, stock appreciation rights, RSUs, performance shares, and stock bonuses to qualified Giphy employees, directors, and contractors. Giphy employees participate in Meta’s equity incentive plans and have been issued RSUs in Meta. Employees vest in the RSUs of Meta over the corresponding service term, which is generally over four years. Giphy records the share-based compensation expense related to these awards in the consolidated financial statements, and accounts for forfeitures as they occur. The following table summarizes the unvested RSU activities for the year ended December 31, 2022: Number of Shares (in thousands) Weighted-Average Grant Date Fair Value Per Shares Unvested at December 31, 2020 442 $ 239.2 Granted 24 $ 293.5 Vested (127) $ 199.0 Forfeited (9) $ 242.0 Unvested at December 31, 2021 330 $ 242.4 Granted 82 $ 204.4 Vested (145) $ 218.2 Forfeited (6) $ 237.2 Unvested at December 31, 2021 261 $ 234.4

Giphy, Inc. Notes to Consolidated Financial Statements 16 As of December 31, 2022, there was $56.9 million of unrecognized share-based compensation expense related to RSU awards. This unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately three years based on vesting under the award service conditions. The weighted average grant date fair value of RSUs granted during the years ended December 31, 2022 and 2021, was $204 and $294, respectively. The fair value as of the respective vesting dates of RSUs that vested during the years ended December 31, 2022 and 2021 was $25.5 million and $41.1 million, respectively. Giphy recognized $34.5 million and $30.8 million of share-based compensation expense during the years ended December 31, 2022 and 2021, respectively. 9. Income Taxes The components of income (loss) before provision for income taxes are as follows (in thousands): December 31, 2022 December 31, 2021 U.S. $ (94,372) $ (89,164) The provisions for income taxes during the years ended December 31, 2022 and 2021 are each $1 thousand, from current state taxes. The reconciliation of income tax (benefit) at the federal statutory rate compared to the income tax (benefit) at the actual effective income tax rate is as follows (in thousands): December 31, 2022 December 31, 2021 Description US federal statutory tax rate $ (19,818) $ (18,724) State taxes, net 1 1 Share-based Compensation 1,785 (2,193) Other 8 3 Valuation Allowance 18,025 20,914 Tax provision / (benefit) $ 1 $ 1

Giphy, Inc. Notes to Consolidated Financial Statements 17 Temporary differences and carry forward items that result in deferred income tax balances as of December 31, 2022 are as follows (in thousands): December 31, 2022 December 31, 2021 Deferred tax assets: Share-based compensation $ 914 $ 817 Accrued compensation 1,380 1,009 Net operating loss 95,110 77,519 Lease liability 620 1,137 Other 674 666 Deferred tax assets 98,698 81,148 Valuation allowance (97,785) (79,751) Net deferred tax assets 913 1,397 Deferred tax liabilities: Right of Use Assets (605) (1,135) Other (308) (262) Deferred tax liabilities: (913) (1,397) Net deferred tax assets (liabilities) $ - $ - Deferred tax assets are reduced by a valuation allowance if, based upon available evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. As of December 31, 2022, a full valuation allowance is recorded on net deferred tax assets. On a separate return basis, the Company had a U.S. federal net operating loss and federal tax credit carryforwards of approximately $412.7 million and $727 thousand, respectively, as of December 31, 2022. The federal net operating losses and tax credits will begin to expire in 2034 if not utilized. In addition, as of December 31, 2022, the Company had state net operating loss carryforwards of approximately $117.4 million on a separate return basis. The state net operating loss carryforwards will begin to expire in 2035 if not utilized. The amounts reported on a separate return basis differ from the amounts that carry forward on the Parent’s income tax returns as Meta has generally utilized Giphy losses on combined tax return filings. Utilization of our net operating loss and tax credit carryforwards may be subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitations could result in the expiration of the net operating loss and tax credit carryforwards before their utilization. The events that may cause ownership changes include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three‑year period. Tax benefits are recognized if it is more likely than not that the tax position will be sustained upon examination by a tax authority based upon the technical merits of the tax position. Unrecognized tax benefits with respect to federal R&D tax credit carryforwards are presented in the financial statements as reduction to the underlying deferred tax asset. 10. Defined Contribution Plan Meta maintains a retirement savings plan in which eligible U.S. employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code (the Meta 401k Plan). Giphy’s

Giphy, Inc. Notes to Consolidated Financial Statements 18 total matching contribution expense for Giphy employees under the Meta 401k Plan was $984 thousand and $712 thousand for the years ended December 31, 2022 and 2021, respectively. 11. Subsequent Events The Company has evaluated subsequent events through August 24, 2023, which is the date the consolidated financial statements were available to be issued. Except as noted below, the Company has concluded that no events or transactions have occurred that may require disclosure in the accompanying financial statements. Silicon Valley Bank On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. SVB’s deposits are insured by the FDIC in amounts up to $250,000 for each deposit account. Giphy held net deposits of 8,213 thousand as of March 10, 2023 when SVB entered receivership. Breakdown of the amounts the Company held with SVB on March 10, 2023 is as follows: Amounts (in thousands) SVB deposit account 6,751 Restricted cash: letter of credit 1,561 SVB credit card account (99) Net cash deposit at SVB as at March 10, 2023 8,213 Substantially all of the Company's cash and cash equivalents are held in SVB deposit accounts and substantially all of which was not insured by the FDIC (the “uninsured amount”). On March 12, 2023, the U.S. Treasury, Federal Reserve, and FDIC announced that SVB depositors will have access to all of their money, including the uninsured amount, starting March 13, 2023. The Company currently has full control of the Company’s cash and cash equivalents balance. Acquisition by Shutterstock, Inc. On June 23, 2023, Shutterstock, Inc. completed its acquisition of all of the outstanding shares of the Company from Meta.